Exhibit 4.7

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

Dated:  August 14, 2013

WARRANT TO PURCHASE COMMON STOCK

of

PROSPECT GLOBAL RESOURCES INC.

This certifies that, for value received, Buffalo Management LLC, or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from Prospect Global Resources Inc., a Delaware corporation (the “Company”), up to 50,264,174 shares of Common Stock at a purchase price of $0.144 per share (the “Exercise Price”); provided, that the number of Warrants that may be exercised on any date is limited as set forth in Section 2(b).  As used herein, the term “Common Stock” means the Company’s Common Stock, par value $0.001 per share, as constituted on the date of original issue of this Warrant, and any shares of capital stock or other property into which such shares of Common Stock may thereafter be changed or that may be issued in respect of, in exchange for, or in substitution of such Common Stock by reason of any transaction described in Section 7.1(a).  As used herein, the term “Warrants” means this Warrant and all warrants delivered in substitution or exchange for such warrants, the term “Warrant” means one of the Warrants and the term “Effective Date” means August 14, 2013.

1.                                      Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date that the Company completes a reverse stock split of the Common Stock and ending at 5:00 p.m., Mountain Time, on the five year anniversary of the Effective Date (the “Expiration Date”), and shall be void thereafter.

2.                                      Exercise of Warrant.

(a)                                 Method of Exercise.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).  Payment of the aggregate Exercise Price shall be made either by (i) certified or cashier’s check or wire transfer or (ii) tendering Warrant Shares (as defined below)  having a Fair Market Value (as defined below) equal to the Exercise Price.  As used herein, the term “Warrant

Shares” shall mean, collectively, the shares of Common Stock that may be acquired pursuant to the exercise of this Warrant and any securities issued as a dividend on or other distribution with respect to or in exchange or replacement for or upon any subdivision of any of said shares of Common Stock.  As used herein, the term “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in either New York, New York or Denver, Colorado.  As used herein, the term “Market Price” shall mean, on any day, (i) if the Common Stock is not then listed on a national securities exchange the volume weighted average price per share of Common Stock (as reported on the exchange, market or quotation system on which shares of Common Stock are admitted to trading or listed) for the five consecutive trading days ending on the Business Day prior to such exercise, (ii) if the Common Stock is then listed on a national securities exchange, the last sale price in respect of the Common Stock on the national securities exchange on which the Common Stock is then listed at the close of trading on the Business Day prior to such exercise or (iii) if not so available, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five Business Days from the onset of negotiations, then the Appraised Value (as defined below) shall constitute the Fair Market Value.  “Appraised Value” as of any date herein shall mean the value of a share of Common Stock as of such date as determined by a nationally recognized valuation or appraisal firm (an “Appraiser”) selected jointly by Holders holding a majority of the Warrants (the “Majority Holders”) and the Company.  If the Company and the Majority Holders cannot agree on a mutually acceptable Appraiser, then the Company and the Majority Holders shall each choose one such Appraiser and the respective chosen firms shall jointly select a third Appraiser, which shall make the determination.  The Company and the Holders shall each pay half of the costs and fees of each such Appraiser, and the decision of the Appraiser making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants.  No discount shall be applied on account of any lack of liquidity of the Common Stock or the Warrant, including the fact that the Warrants or the shares issuable upon exercise of the Warrant may constitute “restricted securities” for securities law purposes.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), computed using the following formula:

WS = WCS (FMV-EP)

FMV

WHERE:

WS                             equals the number of Warrant Shares to be issued to the Holder;

WCS                    equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

FMV                    equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation); and

EP                                 equals the per share Exercise Price (as adjusted to the date of such calculation) of the Warrant.

(b)                                 Limitation on Exercise.  The number of Warrants that may be exercised by the Holder on any day is limited to the lesser of:  (i) such Holder’s 10% Cap Amount (as defined below) on such day; or (ii) such Holder’s 19.99% Cap Amount (as defined below).  Each Holder’s “10% Cap Amount” on any day equals (x) the numbers of Warrants held by such holder plus the number of Warrants previously exercised by such Holder, divided by (y) the total number of Warrants initially issued by the Company, multiplied by (c) the 10% Cap (as defined below).  The “10% Cap” on any day equals the number of all Warrants that, if exercised on such day, plus the sum of all Warrants previously exercised, equals 10% of the Company’s outstanding number of shares of capital stock on such date (excluding any outstanding shares of the Company’s Redeemable Preferred Stock).  Each Holder’s “19.99% Cap Amount” on any day means the number of Warrants to be exercised by such Holder that, together will all other shares of common stock held by such Holder and all shares of Common Stock issuable upon exercise or conversion of any option, warrant, convertible security or other right to acquire shares of Common Stock held by such Holder and its affiliates, equals 23,027,000 shares of capital stock of the Company.

(c)                                  Issuance of Shares.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3.                                      No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which a Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction or, at the Company’s option, round the number of shares to be issued up to the next whole number.

4.                                      Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.                                      Rights of Stockholders. Subject to Sections 8 and 10 of this Warrant, the Holders shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holders, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

6.                                      Transfer of Warrant.

(a)                                 Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holders.  Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holders may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)                                 Warrant Agent.  The Company may, by written notice to the Holders, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing (the “Warrant Agent”).  Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of the Warrant Agent.

(c)                                  Transferability and Negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)                                 Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e)                                  Compliance with Securities Laws; Voting Restrictions.

(i)                  The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

(ii)               This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

7.                                      Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Certificate”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.                                      Notices.  All Notices under this Warrant shall be sent:

if to the Company at:

1401 17th Street, Suite 1550

Denver CO 80202

Attention:  Chief Executive Officer

Facsimile:  303-990-8440

if to Buffalo:

9595 Wilshire Blvd., Suite 310

Beverly Hills CA 90212

Attention:  Chad Brownstein

Facsimile:  310-205-0692

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

9.                                      Amendments and Waivers.

(a)                                 Except as provided in Section 9(b) below, this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)                                 Any term or condition of this Warrant may be amended or waived with the written consent of the Company and the Majority Holders, even without the consent of the Holder.  Any amendment effected in accordance with this Section 9(b) shall be binding upon each holder of any of the Warrants, each future holder of any of the Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any Holder in connection with such consent that is not given ratably to all Holders, and that such amendment must apply to all such holders equally and ratably.  The Company shall promptly give notice to all Holders of any amendment effected in accordance with this Section 9(b).

(c)                                  No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.                               Adjustments. The Exercise Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)                                 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of the Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)                                 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP (as defined below) determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on an Eligible Market (as defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Eligible Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (ii) if the OTC Bulletin Board is not an Eligible Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the outstanding Warrants, and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.  “Eligible Market” means the NYSE Amex, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing)

(c)                                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the outstanding voting securities of the surviving entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the

Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 3(a) above), (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded common stock of such Successor Entity, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. As used herein (1) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to 100%, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (2) “Successor Entity” means the person (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Fundamental Transaction or the person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into, and (3)  “Parent Entity” of a person means an entity that, directly or indirectly, controls the applicable person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such person or Parent Entity, the person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 10(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)                                 Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                                  Subsequent Equity Sales.

(i)  Except as provided in subsection (e)(iii) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (e)(ii)(l) through (e)(ii)(7) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Trigger Issuance”), then, immediately after such Trigger Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price, the Exercise Price shall not be reduced below $0.07 per share without the consent of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly called meeting of the Company’s shareholders or by written consent of holders of a majority of the outstanding shares of Common Stock.

(ii)  For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 3(e)), the following subsections (e)(ii)(l) to (e)(ii)(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 3(e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (I) except as otherwise provided in subsection 3(e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (II) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 3(e).

(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 3(e)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 3(e)(ii)(l) or 3(e)(ii)(2), or the rate at which Convertible Securities referred to in subsections 3(e)(ii)(l) or 3(e)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 3(e) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 3(e) (including, without limitation, upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. Subject to the provisions of this Section 3(e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, together comprising one integral transaction in which no specific consideration is allocated to such Additional Rights, (A) such Additional Rights will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (B) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (x) the aggregate consideration received or receivable by the Company minus (y) the Black Scholes Consideration Value of each such Additional Rights. For the purpose of this subsection 3(e)(ii)(5) “Black Scholes Consideration Value” means the value of the applicable Additional Rights (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (I) an underlying price per share equal to the closing sale price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Additional Rights (as the case may be), (II) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Additional Rights (as the case may be) as of the date of issuance of such Additional Rights (as the case may be), (III) a zero cost of borrow and (IV) an expected volatility equal to 100%. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (e).

(iii) Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of an Exempt Issuance. For the purposes of this Warrant, “Exempt Issuance” means the issuance of (1) shares of Common Stock, Common Stock Equivalents, restricted stock units or other Options to employees, consultants officers or directors of the Company pursuant to any existing or future stock option, restricted stock, stock purchase or other equity compensation plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, and the issuance of Common Stock in respect of such Common Stock Equivalents, restricted stock units or other Options, (2) securities (including Common Stock and Common Stock Equivalents) upon the exercise, conversion or exchange of securities (including Convertible Securities and Options) issued and outstanding on the date hereof, including the Warrants, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (3) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) that the Company’s Board of Directors determines in good faith is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (3), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (4) securities upon the exercise of the Company’s Series B Warrants issued on June 26, 2013 (including shares of Common Stock issuable upon the exercise of the additional Warrants issuable upon the exercise of such Series B Warrants), (5) the issuance of securities in a transaction described in Section 10(a) or 10(b) above, (6) securities issued to vendors, consultants and service providers of the Company as compensation or to settle bona fide trade liabilities, and (7) securities issuable pursuant to transactions and arrangement approved by the Company’s Board of Directors as of the date hereof, including, without limitation, pursuant to the Company’s royalty option agreement with Grandhaven Energy, LLC, and the Company’s Amended and Restated Termination of Management Services Agreement with Buffalo Management, LLC, and (8) securities issuable upon conversion or exchange of the Company’s outstanding shares of Senior Mandatorily Convertible Preferred Stock.

(f)                                   Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 10, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g)                                  Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 10, the Company shall promptly provide to the Holder pursuant to Section 8 a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If, after the Effective Date, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be provided to the Holder pursuant to Section 8, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein or in the provision thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

11.                               Miscellaneous Provisions.

(a)                                 Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

(b)                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

(c)                                  Binding Effect.  The terms of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Damon G. Barber
Damon G. Barber
President and Chief Executive Officer

NOTICE OF EXERCISE

(1)                                 The undersigned hereby elects to purchase                shares of Common Stock of PROSPECT GLOBAL RESOURCES INC., pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)                                 Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4)                                 Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                                          Attorney to make such transfer on the books of PROSPECT GLOBAL RESOURCES INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment, and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated:

Signature of Holder